Exhibit 99.1
Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com
Press Release
Verint Announces Third Quarter Results
Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m.
MELVILLE, N.Y., December 8, 2010 — Verint® Systems Inc. (NASDAQ: VRNT) a global leader in Actionable Intelligence® solutions and value-added services, today announced its third quarter results.
“We are pleased with our strong performance in the third quarter, which we believe reflects our leadership position and growth in the actionable intelligence market as well as an improving economic environment. Our non-GAAP operating margin came in strong at 28.5%, ahead of our annual target, reflecting sustained focus on execution in the workforce optimization and security intelligence markets. We look forward to discussing our results and outlook during today’s conference call,” said Dan Bodner, CEO and President of Verint Systems Inc.
Below is selected financial information for the three and nine months ended October 31, 2010 and 2009 prepared in accordance with generally accepted accounting principles (“GAAP”) and not prepared in accordance with GAAP (“Non-GAAP”).

	Selected GAAP Information
	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands, except per share data)	2010	2009	2010	2009

Revenue	$186,641	$186,480	$539,930	$530,897

Gross Profit	127,700	122,970	362,836	351,251
Gross Margin	68.4%	65.9%	67.2%	66.2%

Operating Income	30,393	23,735	50,210	73,453
Operating Margin	16.3%	12.7%	9.3%	13.8%

Diluted Net Income per Share Attributable to Verint Systems Inc.	$0.36	$0.29	$0.05	$0.74

	Selected Non-GAAP Information
	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009

Revenue	$186,641	$186,480	$539,930	$530,897

Gross Profit	131,613	126,590	374,845	361,418
Gross Margin	70.5%	67.9%	69.4%	68.1%

Operating Income	53,105	55,240	141,707	157,048
Operating Margin	28.5%	29.6%	26.2%	29.6%

Diluted Net Income per Share Attributable to Verint Systems Inc.	$0.92	$0.98	$2.14	$2.64

Outlook for the Year Ending January 31, 2011
•	We are updating our revenue outlook from a range of $710 to $720 million to a range of $715 to $720 million.
•	We are updating our target non-GAAP operating margin from a range of 22% to 24% to approximately 25%.
Conference Call Information
We will be conducting a conference call today at 4:30 p.m. to discuss our third quarter results, outlook for the year ending January 31, 2011 and preliminary outlook for the year ending January 31, 2012. An on-line, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-800-295-4740 (United States) and 1-617-614-3925 (international), and the passcode is 80492863. Please dial in 5-10 minutes prior to the scheduled start time.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Table 2 as well as “Supplemental Information About Non-GAAP Financial Measures” at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2011.
About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries—including over 80 percent of the Fortune 100—use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Visit us at our website www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: risks relating to the filing of our SEC reports, including the occurrence of known contingencies or unforeseen events that could delay our future filings, management distractions, and significant expense; risks that our credit rating could be downgraded or placed on a credit watch based on, among other things, our financial results or delays in the filing of our periodic reports; risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc. (“Comverse”) and formerly part of Comverse’s consolidated tax group, including risk of any future impact on us resulting from Comverse’s special committee investigation and restatement or related effects, and risks related to our dependence on Comverse to provide us with accurate financial information, including with respect to stock-based compensation expense and net operating loss carryforwards (“NOLs”), for our financial statements; uncertainties regarding the impact of general economic conditions, particularly in information technology spending, on our business; risks that our financial results will cause us not to be compliant with the leverage ratio covenant under our credit facility or that any delays in the filing of future SEC reports could cause us not to be compliant with the financial statement delivery covenant under our credit facility; risks that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we will experience liquidity or working capital issues and related risks that financing sources will be unavailable to us on reasonable terms or at all; uncertainties regarding the future impact on our business of our now concluded internal investigation, restatement, and extended filing delay, including customer, partner, employee, and investor concerns, and potential customer and partner transaction deferrals or losses; risks relating to the remediation or inability to adequately remediate material weaknesses in our internal controls over financial reporting and relating to the proper application of highly complex accounting rules and pronouncements in order to produce accurate SEC reports on a timely basis; risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs; risks of possible future restatements if the processes used to produce the financial statements contained in our SEC reports are inadequate; risks associated with future regulatory actions or private litigations relating to our internal investigation, restatement, or previous delays in filing required SEC reports; risks that we will be unable to maintain our listing on the NASDAQ Global Market; risks associated with Comverse controlling our board of directors and a majority of our common stock (and therefore the results of any significant stockholder vote); risks associated with significant leverage resulting from our current debt position; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in the business and with respect to introducing quality products which achieve market acceptance; risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than we have; risks associated with significant foreign and international operations, including exposure to fluctuations in exchange rates; risks associated with complex and changing local and foreign regulatory environments; risks associated with our ability to recruit and retain qualified personnel in geographies in which we operate; challenges in accurately forecasting revenue and expenses; risks associated with acquisitions and related system integrations; risks relating to our ability to improve our infrastructure to support growth; risks that our intellectual property rights may not be adequate to protect our business or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks associated with a significant amount of our business coming from domestic and foreign government customers; risks that we improperly handle sensitive or confidential information or perception of such mishandling; risks associated with our dependence on a limited number of suppliers for certain components of our products; risks that we are unable to maintain and enhance relationships with key resellers, partners, and systems integrators; and risks that use of our tax benefits may be restricted or eliminated in the future. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and our Quarterly Reports on Form 10-Q for the quarterly periods ended thereafter.
VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.

Table 1
Verint Systems Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009

Revenue:
Product	$97,769	$98,467	$282,942	$283,645
Service and support	88,872	88,013	256,988	247,252

Total revenue	186,641	186,480	539,930	530,897

Cost of revenue:
Product	28,156	35,718	88,411	98,675
Service and support	28,529	25,819	81,974	74,922
Amortization of acquired technology	2,256	1,973	6,709	6,049

Total cost of revenue	58,941	63,510	177,094	179,646

Gross profit	127,700	122,970	362,836	351,251

Operating expenses:
Research and development, net	24,063	21,461	72,544	61,000
Selling, general and administrative	67,868	72,398	224,029	199,882
Amortization of other acquired intangible assets	5,376	5,376	16,053	16,892
Restructuring	—	—	—	24

Total operating expenses	97,307	99,235	312,626	277,798

Operating income	30,393	23,735	50,210	73,453

Other income (expense), net
Interest income	109	336	309	581
Interest expense	(8,941)	(6,178)	(20,825)	(18,900)
Other income (expense), net	2,159	(2,775)	(3,987)	(10,844)

Total other expense, net	(6,673)	(8,617)	(24,503)	(29,163)

Income before provision for income taxes	23,720	15,118	25,707	44,290
Provision for income taxes	5,332	1,803	10,544	8,921

Net income	18,388	13,315	15,163	35,369
Net income attributable to noncontrolling interest	1,214	139	2,722	961

Net income attributable to Verint Systems Inc.	17,174	13,176	12,441	34,408
Dividends on preferred stock	(3,592)	(3,443)	(10,549)	(10,111)

Net income attributable to Verint Systems Inc. common shares	$13,582	$9,733	$1,892	$24,297

Net income per share attributable to Verint Systems Inc.
Basic	$0.38	$0.30	$0.06	$0.75

Diluted	$0.36	$0.29	$0.05	$0.74

Weighted-average common shares outstanding
Basic	35,368	32,471	33,785	32,465

Diluted	47,679	33,330	36,525	32,879

Table 2
Verint Systems Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)
(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$127,700	$122,970	$362,836	$351,251
Amortization of acquired technology	2,256	1,973	6,709	6,049
Stock-based compensation expenses	1,657	1,647	5,300	4,118

Non-GAAP gross profit	$131,613	$126,590	$374,845	$361,418

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income

GAAP operating income	$30,393	$23,735	$50,210	$73,453
Amortization of acquired technology	2,256	1,973	6,709	6,049
Amortization of other acquired intangible assets	5,376	5,376	16,053	16,892
Restructuring	—	—	—	24
Stock-based compensation expenses	13,090	11,682	39,095	31,376
Other adjustments	1,175	—	2,546	—
Expenses related to our filing delay	815	12,474	27,094	29,254

Non-GAAP operating income	$53,105	$55,240	$141,707	$157,048

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(6,673)	$(8,617)	$(24,503)	$(29,163)
Unrealized (gains) losses on derivatives, net	922	(634)	(6,840)	(4,477)

Non-GAAP other expense, net	$(5,751)	$(9,251)	$(31,343)	$(33,640)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$5,332	$1,803	$10,544	$8,921
Non-cash tax adjustments	(2,962)	1,867	(2,819)	927

Non-GAAP provision for income taxes	$2,370	$3,670	$7,725	$9,848

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$13,582	$9,733	$1,892	$24,297
Amortization of acquired technology	2,256	1,973	6,709	6,049
Amortization of other acquired intangible assets	5,376	5,376	16,053	16,892
Restructuring	—	—	—	24
Stock-based compensation expenses	13,090	11,682	39,095	31,376
Other adjustments	1,175	—	2,546	—
Expenses related to our filing delay	815	12,474	27,094	29,254
Unrealized (gains) losses on derivatives, net	922	(634)	(6,840)	(4,477)
Non-cash tax adjustments	2,962	(1,867)	2,819	(927)

Non-GAAP net income attributable to Verint Systems Inc. common shares	$40,178	$38,737	$89,368	$102,488

Table Comparing GAAP Diluted Net Income Per Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Share Attributable to Verint Systems Inc.

GAAP diluted net income per share	$0.36	$0.29	$0.05	$0.74

Non-GAAP diluted net income per share	$0.92	$0.98	$2.14	$2.64

Shares used in computing GAAP diluted net income per share (in thousands)	47,679	33,330	36,525	32,879

Shares used in computing non-GAAP diluted net income per share (in thousands)	47,679	43,213	46,722	42,667

Table 3
Verint Systems Inc. and Subsidiaries
Segment Revenue
(Unaudited)
(In thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009

Revenue By Segment
Workforce Optimization Segment	$106,473	$105,398	$298,148	$279,001

Video Intelligence Segment	30,611	33,985	99,216	116,548
Communications Intelligence Segment	49,557	47,097	142,566	135,348

Total Video and Communications Intelligence	80,168	81,082	241,782	251,896

Total Revenue	$186,641	$186,480	$539,930	$530,897

Table 4
Verint Systems Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	October 31,	January 31,
	2010	2010

Assets
Current Assets:
Cash and cash equivalents	$134,006	$184,335
Restricted cash and bank time deposits	18,367	5,206
Accounts receivable, net	137,330	127,826
Inventories	17,495	14,373
Deferred cost of revenue	7,555	11,232
Prepaid expenses and other current assets	60,480	64,554

Total current assets	375,233	407,526

Property and equipment, net	23,204	24,453
Goodwill	738,161	724,670
Intangible assets, net	158,228	173,833
Capitalized software development costs, net	6,756	8,530
Long-term deferred cost of revenue	23,385	33,019
Other assets	28,085	24,306

Total assets	$1,353,052	$1,396,337

Liabilities, Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$39,177	$46,570
Accrued expenses and other current liabilities	142,304	155,422
Current maturities of long-term debt	—	22,678
Deferred revenue	135,433	183,719
Liabilities to affiliates	1,806	1,709

Total current liabilities	318,720	410,098

Long-term debt	598,234	598,234
Long-term deferred revenue	44,278	51,412
Other liabilities	54,405	65,618

Total liabilities	1,015,637	1,125,362

Preferred Stock — $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $335,441 at October 31, 2010	285,542	285,542

Commitments and Contingencies
Stockholders’ Equity (Deficit):
Common stock — $0.001 par value; authorized 120,000,000 shares. Issued 36,875,000 and 32,687,000 shares, respectively; outstanding 36,615,000 and 32,584,000 shares, as of October 31, 2010 and January 31, 2010, respectively	36	33
Additional paid-in capital	504,449	451,166
Treasury stock, at cost — 260,000 and 103,000 shares as of October 31, 2010 and January 31, 2010, respectively	(6,639)	(2,493)
Accumulated deficit	(407,897)	(420,338)
Accumulated other comprehensive loss	(41,267)	(43,134)

Total Verint Systems Inc. stockholders’ equity (deficit)	48,682	(14,766)
Noncontrolling interest	3,191	199

Total liabilities stockholders’ equity (deficit)	51,873	(14,567)

Total liabilities, preferred stock, and stockholders’ equity (deficit)	$1,353,052	$1,396,337

Table 5
Verint Systems Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended October 31,
	2010	2009

Cash flows from operating activities:
Net income	$15,163	$35,369
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,100	37,424
Equity-based compensation	22,856	23,170
Non-cash losses on derivative financial instruments, net	4,271	11,745
Other non-cash items, net	1,626	(957)
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	(9,719)	(15,692)
Inventories	(3,369)	4,511
Deferred cost of revenue	12,957	10,448
Accounts payable and accrued expenses	(1,585)	(1,408)
Deferred revenue	(56,177)	(22,821)
Prepaid expenses and other assets	(405)	(13,675)
Other, net	(3,252)	(2,623)

Net cash provided by operating activities	18,466	65,491

Cash flows from investing activities:
Cash paid for business combination, net of cash acquired, and payments of contingent consideration associated with business combinations in prior periods	(15,292)	(96)
Purchases of property and equipment	(5,845)	(3,346)
Settlements of derivative financial instruments not designated as hedges	(32,640)	(13,140)
Cash paid for capitalized software development costs	(1,604)	(1,897)
Change in restricted cash and bank time deposits	(12,878)	2,094

Net cash used in investing activities	(68,259)	(16,385)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(22,960)	(6,088)
Proceeds from exercises of stock	30,572	—
Dividends paid to noncontrolling interest	—	(2,142)
Purchases of treasury stock	(4,146)	—
Other financing activities	(4,039)	(202)

Net cash used in financing activities	(573)	(8,432)

Effect of exchange rate changes on cash and cash equivalents	37	4,582

Net increase (decrease) in cash and cash equivalents	(50,329)	45,256
Cash and cash equivalents, beginning of period	184,335	115,928

Cash and cash equivalents, end of period	$134,006	$161,184

Supplemental disclosures of cash flow information:
Cash paid for interest	$13,014	$18,839

Cash paid for income taxes	$5,533	$9,688

Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$929	$520

Inventory transfers to property and equipment	$372	$480

Stock options exercised, proceeds received subsequent to period end	$340	$—

Purchases under supplier financing arrangements	$1,858	$—

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. Table 2 includes a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to the adjustments made in these non-GAAP financial measures.
We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Adjustments to Non-GAAP Financial Measures
Amortization of acquired intangible assets, including acquired technology. When we acquire an entity, we are required under GAAP to record the fair value of the intangible assets of the acquired entity and amortize them over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.
Restructuring costs. We exclude from our non-GAAP financial measures expenses associated with the restructuring of our operations due to internal or external factors. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.
Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In recent periods we also incurred significant cash-settled stock compensation due to our extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.
Other adjustments. We exclude from our non-GAAP financial measures legal and other professional fees associated with acquisitions and certain extraordinary transactions, in both cases, whether or not consummated. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Expenses related to our filing delay. We exclude from our non-GAAP financial measures expenses associated with our restatement of previously filed financial statements and our extended filing delay. These expenses included professional fees and related expenses as well as expenses associated with a special cash retention program. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.
Unrealized (gains)losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on interest rate swaps and foreign currency derivatives. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions.
Non-cash tax adjustments. Non-cash tax adjustments represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.